SECURITIES AND EXCHANGE COMMISSION

        Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            January 30, 2004

                                 NORTHEAST BANCORP

(Exact Name of Registrant as Specified in its Charter)

Maine	1-14588	01-0425066
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

158 Court Street, Auburn, Maine	04210
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(207) 777-6411

Item 5.	Other Events.

On January 16, 2004, the Board of Directors of Northeast Bancorp approved a new plan (the "2004 Stock Repurchase Plan") to repurchase up to 200,000 shares of its common stock, $1.00 par value per share. The Northeast Bancorp 1999 stock repurchase plan was discontinued in October 2003 in connection the Board of Directors' approval of a temporary repurchase plan pursuant to which approximately 69,000 shares of the Company's common stock were repurchased for an aggregate cost of $1,172,000. The temporary repurchase plan was discontinued upon the commencement of the 2004 Stock Repurchase Plan on January 16, 2004. Under the 2004 Stock Repurchase Plan, Northeast Bancorp may purchase shares of its common stock from time to time in the open market at prevailing prices. The 2004 Stock Repurchase Plan will terminate no later than December 31, 2004. Shares repurchased under the 2004 Stock Repurchase Plan will become authorized but unissued shares available for future issuance as determined buy the Board of Directors from time to time. The press release describing the revised common stock repurchase plan is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.
(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits required by Item 601 of Regulation S-K

Exhibit No.	Description
99.1	Press Release, issued January 30, 2004, regarding the 2004 Stock Repurchase Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST BANCORP
Date: January 30, 2004	By:	/s/ James D. Delamater
James D. Delamater
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, issued January 30, 2004, regarding the 2004 Stock Repurchase Plan.